Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-48611) of our report dated February 1, 2002 relating to the financial statements of Nu Skin Enterprises, Inc., which appears in Nu Skin Enterprises, Inc.‘s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Salt Lake City, Utah
December 27, 2002